Exhibit 10.29

INDEFINITE-TERM EMPLOYMENT CONTRACT

BETWEEN THE UNDERSIGNED:

The company PASQAL HOLDING, a simplified joint-stock company with a share capital of €1.00, registered with the Evry Trade and Companies Register (Registre du commerce et des sociétés) under number 101 390 649, with its registered office located at 24 rue Emile Baudot, 91120 Palaiseau, represented by Mr. Wasiq BOKHARI in his capacity as Chief Executive Officer;

Hereinafter referred to as the “Company”,

On the one hand,

AND,

Mr. Stéphane ROUGEOT, born on November 28, 1968, in Levallois-Perret,

Hereinafter referred to as “the Employee”,

On the other hand,

IT HAS BEEN AGREED AND SET FORTH AS FOLLOWS:

Article 1. Nature and effective date of the contract

This employment contract is entered into for an indefinite term and shall take effect as of June 22, 2026.

The conclusion of this employment contract is subject to the results of the health and safety orientation (visite d’information et de prevention), which will be conducted within three months of the Employee’s start date.

The Employee formally declares that he is not directly or indirectly affiliated with any other company and is free of any other commitments.

The Employee is reminded that any false statement in this regard will subject him to dismissal proceedings.

For informational purposes, it is specified that the Employee’s hiring will be reported to the social security contributions collection agency (URSSAF) of Île-de-France, located at 93518 Montreuil Cedex.

The Employee is informed that the Company transmits, electronically to the various social security agencies via the Nominative Social Declaration (Déclaration Sociale Nominative), all data used for payroll processing, as well as all data necessary to exercise rights.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

In accordance with the amended “Data Protection Act” (Informatique et Libertés) No. 78-17 of January 6, 1978, as amended and strengthened by the European General Data Protection Regulation (GDPR) in effect since May 25, 2018, the Employee has the right to access, object to, delete, and correct personal data concerning him. To exercise these rights, the Employee may submit a written request to the attention of Management, Pasqal Holding, 24 rue Emile Baudot, 91120 Palaiseau, or by email to hr@pasqal.com

The Employee undertakes to notify the Company without delay of any change in his situation.

The Employee acknowledges having reviewed, upon signing this contract, the following documents: image rights. The Employee shall return a signed copy for inclusion in his personnel file.

Pursuant to Article L. 6315-1 of the French Labor Code, as enacted by the Act of March 5, 2014, the Employee is hereby informed that he will be entitled to a career development meeting with his employer during the first year following his hire.

The Employee will also be entitled to a career development meeting every four years.

Article 2. Position

Within the Administration & Finance department, the Employee will serve as Chief Financial Officer.

For informational purposes, and in accordance with the provisions of the National Collective Bargaining Agreement for Technical Consulting Firms (Convention collective nationale des bureaux d’études techniques), which may be subject to change, the Employee’s status, position, and coefficient will be as follows: Senior Executive (Cadre dirigeant), Position 3.3, Coefficient 270.

Without this list being exhaustive, the Employee’s main tasks and duties shall be as follows:

See the job description in APPENDIX A.

Consequently, the Employee’s tasks and duties may, provided they fall within the scope of his qualification, be adapted, supplemented, or modified by Management by any means it deems appropriate.

It is also agreed that the title associated with the Employee’s position is subject to change by the Company, as the substance of this contract lies in the position performed.

In the performance of his duties, the Employee must comply with the orders, instructions, and specific work guidelines given to him by (to be completed).

If applicable, the Employee undertakes to complete any training required by the Company.

Article 3. Working Hours

As Chief Financial Officer, given the significance of his responsibilities and his involvement in the management of the company, the Employee is classified as a senior executive, in accordance with Article L. 3111-2 of the French Labor Code.

The Employee enjoys a high degree of independence in organizing his schedule and is authorized to make decisions with a high degree of autonomy.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

He is therefore not subject to the provisions of the French Labor Code regarding working hours, weekly and daily rest periods, public holidays, and solidarity day (journée de solidarité).

However, the Employee must, if necessary, report at any time to his line management or the Human Resources Department any current or anticipated difficulties regarding his workload, working hours, or rest periods.

The lump-sum contractual compensation provided for in Article 6 is independent of the time spent by the Employee performing his duties.

Article 4. Place of Work

On an indicative basis, the Employee’s current place of work is located at the Phénix 2 building, 24 rue Emile Baudot, 91120 PALAISEAU. The Employee may be required to travel to various Pasqal sites located at:

●	Campus Massy 102, 102 Avenue de Paris, 91300 Massy;

●	Co-working Jöro, 60 rue du Faubourg Poissonnière, 75010 Paris;

●	La Cité du cinéma, 1 quai Gabriel Péri, 94340 Joinville-le-Pont;

●	Institut d’Optique Graduate School, 2 avenue Augustin Fresnel, 91120 Palaiseau.

Due to the nature of his position, the Employee may also be required to travel at the Employer’s request within France and abroad.

Given the nature of his position and his career advancement prospects, the Employee further undertakes to accept any change in place of work required in the best interests of the Company, its smooth operation, and its development, within the Île-de-France region.

The parties agree that any such change in the place of work does not constitute a modification of the employment contract.

The Employee also has the option to work remotely under the specific conditions set forth in the company’s current remote work policy.

Article 5. Probationary period

This employment relationship will become permanent only upon the expiration of a four-month probationary period of actual work.

However, this probationary period may be renewed by mutual agreement beyond the initial period for an additional four months.

During the probationary period, either party may terminate this Contract without compensation, subject to the notice period provided for by law and collective bargaining agreements.

If the Employee initiates the termination of the probationary period, the notice period is set at:

●	Twenty-four hours if the Employee has been present for less than one month;

●	Forty-eight hours after one month of presence.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

If the Company terminates the probationary period, the notice period is set at:

●	Twenty-four hours for less than eight days of presence;

●	Forty-eight hours for between eight days and one month of presence;

●	Two weeks after one month of presence;

●	One month after three months of presence.

Any period during which this employment Contract is suspended shall result in a corresponding postponement of the probationary period.

Article 6. Compensation

In exchange for his duties, the Employee shall receive a gross annual lump-sum compensation of €360,000 (three hundred sixty thousand euros) spread over 12 months, plus 50% of the gross annual compensation based on the achievement of objectives that will be set for him and formalized in an annual objectives letter.

In addition, the Employee will be entitled to the bonuses and benefits in effect within the PASQAL company.

Article 7. Leave

The Employee shall be entitled to paid leave in accordance with the applicable legal, regulatory, and contractual provisions applicable to the company, with the order of leave determined based on operational needs.

Article 8. Absence from work

The Employee must immediately notify the Company in the event of illness or an accident and submit a medical certificate within 48 hours, unless a different delay applies under the collective bargaining agreement or company practices in effect.

In the event of an extension of the leave of absence, the Employee must provide notice of his absence and submit the medical certificate justifying it within the same timeframe.

Article 9. Retirement and Benefits

Upon joining the Company, the Employee shall be entitled to the employee benefits provided for by the laws in effect as of the date of his start date.

The Employee is hereby informed that he will be enrolled in the supplemental pension, welfare, and health insurance plans (régimes de retraite complémentaire de prévoyance et de mutuelle) in effect within the Company and applicable to all employees in his category.

In any event, the Employee agrees to the deduction of social security contributions under these plans, as well as to any changes related to the aforementioned plans, including any potential change in the plan provider and/or contribution rate (caisse et/out aux de cotisation). Such changes shall not constitute a modification of this employment contract.

The Employee acknowledges having received, upon signing this contract, a copy of the information notices pertaining to the aforementioned contracts.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

Article 10. Obligations

The Employee undertakes, for the duration of his contract, to respect any instructions given by the company and to comply with the rules governing the company’s internal operations. The Employee further undertakes to abide by the provisions of the current internal regulation and its appendices (IT policy, etc.), company agreements, and the DUE, which will be presented to him on the first day of integration.

He must promptly notify the Company of any changes to the information provided at the time of hire (address, marital status, etc.).

Article 10.1 Exclusivity

Given the nature of his duties, the Employee undertakes to inform the Company of any professional activity he currently engages in or may engage in during the term of this contract. The Company reserves the right to prohibit the Employee from exercising any activity in the following cases:

●	If the activity is competitive with the Company or likely to harm the Company;

●	If the combination of activities is likely to adversely affect the Employee’s health and increase the risk of a work-related or commuting accident.

Article 10.2 Professional Confidentiality

INFORMATION

The Employee is expressly prohibited from disclosing, in any form whatsoever, to any person not authorized by the Company the information defined below (the “Information”), both during the term of this contract and after its termination, for as long as the reasons justifying the confidentiality of the Information remain in effect.

The Information covers all technical, financial, or commercial information, in any form, relating to the Company or its clients and partners that the Employee may become aware of in the course of performing this contract.

The Information includes, but is not limited to, technologies, designs, processes, programs, source code, software package developments, algorithms, user interface designs, models, objects, research, discoveries, inventions (whether patentable or not), know-how, drawings, contracts, marketing plans, employee compensation terms, products and business development plans, trade secrets, customer lists, financial or commercial information, or any other documents of any kind that the Employee may have obtained directly or indirectly as a result of or in the course of his duties.

The Employee must also, to the extent possible, prevent the publication and disclosure of the Information to third parties.

MATERIALS AND DOCUMENTS

Any document or information developed in connection with your employment contract is the property of the Company.

The Company may entrust the Employee with computer files, equipment, plans, notes, files, customer lists, and any other documents or miscellaneous materials (“Documents and Materials”).

The Employee undertakes not to use them for any purpose other than those authorized by the Company and undertakes to return them to the Company upon simple request.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

The Employee shall not make or use copies or reproductions of any of the Company’s Documents and Materials for personal use or for any other use not expressly authorized by the Company.

In the event of termination of the Employee’s employment contract, for any reason whatsoever, the Employee undertake to return all Company documents and materials no later than the last day of his actual presence at the Company.

Article 10.3. Non-competition obligation

Given the extreme sensitivity of the technical and/or commercial knowledge and information to which the Employee has access in the performance of his duties, the contacts established within the industry during the term of the contract, and the highly competitive and sensitive nature of the Company’s activities, the parties expressly agree on the necessity of a non-compete clause to protect the Company’s legitimate interests.

In the event of termination of this contract, for any reason whatsoever, the Employee refrains from:

●	Compete with the Company:

o	By creating, developing, or operating, directly or indirectly, a business that compete with the Company’s activities;

o	By being in a position of the same nature as that held under this contract, whether as an Employee or otherwise, in a business or company that competes with the Company;

o	Being interesting, in any manner whatsoever, in his own name or on behalf of a third party, whether for free or for compensation, with such a business in any capacity, such as a Consultant, or providing it with knowledge acquired from the Company.

●	To contact or solicit, directly or indirectly, customers or partners who are in a business relationship with the Company as of the date of termination of the Employee’s employment contract, as well as prospects who received a proposal within the 12 months preceding that date, to offer them services and/or products that may compete with the Company’s products and/or services;

●	To encourage or solicit any Employee of the Company in a manner likely to cause them to leave the Company.

For the purposes of this provision, a company engaged in the activities listed in APPENDIX B shall be considered a competitor of the Company.

The competition prohibition is limited to a 12-month period beginning on the effective date of termination of the contract and covers the following geographic areas: the European Union, the United States, Canada, Switzerland, the United Kingdom, and China.

In exchange for this non-competition obligation, the Employee shall receive, following the effective termination of his contract, a compensation equal to 50% of the average gross monthly salary calculated based on the twelve months preceding notification of the termination of the employment contract, it being understood that this compensation shall be subject to social security contributions for the duration of the non-competition obligation.

Finally, it is understood that, under all circumstances, the Company nevertheless reserves the right either to reduce the duration of the non-compete clause, to reduce the stipulated geographic scope of the restriction, or to release the Employee from the non-compete obligation.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

In such cases, the Company undertakes to notify the Employee in writing:

●	On the effective date of departure from the company, whether due to termination, resignation, judicial termination, acknowledgment of termination, voluntary departure, or retirement, or termination of the probationary period, in the event of an exemption from serving the notice period or the advance notice period;

●	In the event that the notice period or the advance notice period are served, no later than 15 days following notification of the termination, provided that, in any event, such waiver may not occur after the end of the notice period;

●	In the event of a mutual termination agreement, the waiver may be provided for in the termination agreement and must be communicated no later than the date of the Employee’s actual departure.

The Company shall be exempt from paying the non-compete indemnity if it has waived the application of the non-competition clause within the prescribed time limits.

Any breach of this clause, while releasing the Company from the obligation to pay the financial compensation, shall render the Employee liable not only for the reimbursement of any financial compensation unduly received but also for a penalty equal to three months of his average gross monthly salary received during the 12 months preceding his departure, for each month found to be in violation of the non-competition obligations set forth above.

Payment of this indemnity does not prejudice the Company’s expressly reserved right to sue the Employee for monetary and non-pecuniary damages for the actual harm suffered and to seek a court order, subject to a penalty payment, requiring the Employee to cease the competitive activity.

Article 11. Inventions and Creations

11.1. Intellectual property rights to inventions created by Mr. Stéphane ROUGEOT

A collective performance agreement regarding the company’s policy on inventions and the structure of compensation for inventions within the Pasqal company, signed on May 17, 2024, is applicable within the Company and binding on the Employee.

11.1.1. Inventive Mission

Due to his duties, which include an ongoing mission of study and research in the field of quantum computing and, as such, an inventive mission, the Employee undertakes to continuously seek ways to improve and advance, in the interest of PASQAL, in particular the processes, methods, theoretical and practical knowledge, devices, products, and know-how relevant to the scope of his activities and to the general and specific studies entrusted to him or her.

11.1.2. Ownership of Work-Related Inventions

Inventions made by the Employee within the scope of his contract, as well as studies and research explicitly entrusted to him or her, are work-related inventions (hereinafter “Work-Related Inventions”).

Pursuant to the French Intellectual Property Code and the applicable industry-wide collective bargaining agreement, these Work-Related Inventions belong to Pasqal.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

The Company alone has the right to exploit, disclose, or keep these Work-Related Inventions confidential, and to file or refrain from filing corresponding patent applications.

Pasqal will notify the employee when an application for an industrial property title is filed for a Work-Related Inventions and, if applicable, upon the grant of such a title.

The Employee shall have no rights to these Inventions.

11.1.3. Disclosure of Work-Related Inventions

The Employee undertakes to immediately report to the Company all Inventions he has created in the course of performing his duties, whether they were created alone or with the assistance of third parties.

11.1.4. Information owed to PASQAL

As necessary, the Employee undertakes to provide the Company with all information required to classify the Invention into one of the categories set forth in paragraphs 1 and 2 of Article L.611-7 of the French Intellectual Property Code.

11.1.5. PASQAL’s Assistance with the filing of intellectual property rights

As necessary, the Employee undertakes to provide all reasonable assistance to PASQAL for the purpose of filing and obtaining intellectual property rights in connection with any action, proceeding, or process before any national or regional office.

11.1.6. Additional compensation

An Employee who is the inventor of a Work-Related Invention may be eligible for additional compensation provided that said invention is “patentable,” that is, the Work-Related Invention constitutes a new technical solution that involves an inventive step and is capable of industrial application.

Pursuant to the collective performance agreement regarding the company’s policy on inventions and the structure of compensation for inventions at Pasqal, and subject to compliance with the aforementioned conditions, the Employee shall receive one or, as the case may be, several lump-sum bonuses.

If an invention is made by the Employee in the course of performing his duties, whether within the scope of the company’s activities, through knowledge or use of techniques or resources specific to the company, or through data provided by the company, then Pasqal may be granted ownership or the right to use all or part of the rights attached to the patent protecting that invention.

11.2. Intellectual property rights in works

The Employee acknowledges that all economic rights relating to the Works (and their documentation, in the case of software) created by him/her, alone or with the assistance of third parties, in the course of his duties or pursuant to PASQAL’s instructions, are assigned to Pasqal, regardless of their state of completion, as they are created, and PASQAL shall be the sole party entitled to exercise such rights pursuant to, in particular, the provisions of Articles L.113-9 and L.113-9-1 of the French Intellectual Property Code, the mechanism governing collective works provided for in Article L.113-2 of the same Code, or pursuant to the assignment provided for in this Contract.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

Creations means texts, lectures, software, algorithms, source code, object code, speeches, sermons, legal arguments, and other works of a similar nature; photographs or similar works; films; images; visual art; sketches; drawings; blueprints, dramatic works, simple or complex musical works, works of applied art, choreographic works, illustrations, fashion designs, books, brochures, or other literary writings, printed materials, architectural designs, paintings, or any other creation, in any form or format.

Pasqal shall be the sole and unique owner worldwide for as long as these rights subsist or may subsist in the future, even if the term of protection provided by law is modified by subsequent laws or regulations.

Pasqal shall have the exclusive right to exploit all economic rights associated therewith, including the right to perform or authorize:

➢	The reproduction of all or part of the Creations, as well as their adaptations, by any means whatsoever on (a) any paper medium, (b) any graphic, optical, digital, electronic, or computer-based medium, whether currently known or unknown ;

➢	The performance and communication to the public of all or part of the Creations, as well as their adaptations, (a) through exhibitions, seminars, and conferences, and (b) via, by radio, satellite, television broadcast, or any means of electronic communication or cable distribution. This right of performance and communication to the public specifically covers the distribution of the Creations and their adaptations from any medium on a network open to the public, such as the Internet;

➢	The adaptation of the Creations for all audiences and in any modified form (including with respect to media, file formats, size, and colors), whether abridged, expanded, or incorporated into other works. This right covers any translation of the Creations and any form of graphic, audio, visual, or electronic adaptation, as well as the right to create derivative works and to adapt or incorporate all or part of the Creations into a multimedia work;

➢	The permanent or temporary reproduction of software, in whole or in part, by any means and in any form, including the loading, display, execution, transmission, or storage of the Software;

➢	The translation, adaptation, arrangement, or any other modification of software, and the reproduction of the resulting software;

➢	The placing on the market, whether for a fee or free of charge, including rental, of one or more copies of software by any means.

Article 12. Term of the contract and termination

This contract is entered into for an indefinite term.

It may therefore be terminated at the discretion of either party, provided that both parties comply with the applicable legal and contractual provisions.

Either party may terminate the contract, subject to compliance with the rules established for this purpose by the national collective bargaining agreement for Technical Design Offices, Consulting Engineering Firms, and Consulting Firms (convention nationale des Bureaux d’Etudes Techniques, des Cabinets d’Ingénieurs-conseils et des Sociétés de Conseils), IDCC No. 1486 (SYNTEC).

The Employee shall remain bound by his obligations of confidentiality, discretion, professional confidetiality, and loyalty.

Article 13. Electronic pay stubs

After being informed of the option to object, the Employee confirms his agreement to receive pay stubs in electronic form.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

Article 14. Acceptance of electronic registered mail

After being informed of the option to object, the Employee confirms his consent for the Company to send electronic certified mail.

Article 15. Governing law – Competent Courts

This contract is governed by French law, both with respect to its performance and its termination, and any dispute arising therefrom shall fall within the exclusive jurisdiction of the French courts.

Article 16. Video surveillance system

For the safety of property and persons, video surveillance systems have been installed at the request of the company’s insurance provider at the following Phénix in Palaiseau, located at 24 rue Emile Baudot, 91120 Palaiseau; Massy 102, located at 102 avenue de Paris, 91300 Massy; and Cité du cinéma, located at 1 quai Gabriel Péri, 94340 Joinville-le-Pont.

This measure is being implemented pursuant to Articles L 1221-9 and L 1222-4 of the French Labor Code, which require that employees be informed of the existence of data processing involving their personal data. The purpose of the system put in place is to monitor areas “vulnerable” to potential external intrusion, not workspaces.

At this time, seventeen (17) cameras without audio recording are installed facing the exits of the Phénix site, and five (5) cameras (without audio) are installed in the Massy laboratories, near the windows. The footage may be retained for up to one month.

Similarly, each employee may also contact Management to exercise his/her right of access, in accordance with Law No. 78-17 of January 6, 1978 (Article 39) on information technology, files, and civil liberties (loi relative à l’informatique, aux fichiers et aux libertés), as amended by the Law of August 6, 2004.

To exercise your data protection rights, including your right to access images in which you appear, or for any information regarding this system, you may contact facility@pasqal.com.

Article 17. Miscellaneous provisions

For informational purposes, this agreement is subject to the provisions of the national collective bargaining agreement for Technical Design Offices, Engineering Consulting Firms, and Consulting Firms (convention nationale des Bureaux d’Etudes Techniques, des Cabinets d’Ingénieurs-conseils et des Sociétés de Conseils), IDCC No. 1486 (SYNTEC).

* * *

For the sake of good practice, we kindly ask you to initial the preceding pages, give your consent to this contract, and electronically sign this offer, in accordance with Articles 1366 et seq. of the Civil French Code, via the service provider Docusign.com.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

Done in two original copies, one for each party, in Palaiseau, on June 19, 2026

For the company	The employee

PASQAL

/s/ Wasiq Bokhari	/s/ Stéphane Rougeot
Mr. Wasiq BOKHARI Chief Executive Officer	Stéphane ROUGEOT

Duly authorized

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

APPENDIX A

Detailed Job Description

In performing his duties, the Employee shall:

Strategic Leadership & Governance

-	Serve as a key trusted partner to the Group CEO and the Board, defining and driving financial strategy aligned with the company’s long-term vision.

-	Take part in quarterly public meetings and board meetings alongside Group CEO, present financial results and strategic insights.

-	Spread a strong financial culture through Pasqal’s Business Units.

-	Partner closely with the leadership team on growth strategy, M&A, geographic expansion, and operational scaling.

-	Drive financial planning, forecasting, and scenario modeling to guide decision-making and long-term strategy.

-	Optimize the company’s capital structure, balancing debt, equity, and strategic partnerships.

-	Establish and maintain strong governance, reporting, and board communication processes.

Capital Raising & Investor Relations

-	Manage investor relations and develop a compelling equity story to attract and retain top tier investors.

IPO & Capital Markets Preparation

-	Drive IPO readiness, including compliance with U.S. SEC/Nasdaq listing standards. Also for French or European exchanges as a secondary listing after the firs listing on Nasdaq.

-	Build and manage relationships with global investment banks, auditors, and legal advisors.

-	Oversee the drafting of offering documents, roadshow preparation, and due diligence.

Operational & Financial Excellence

-	Lead global finance, accounting, and FP&A functions with a focus on scalability, transparency, and rigor.

-	Oversee capital structure, debt/equity financing strategies, and treasury management.

-	Ensure compliance with IFRS, French GAAP, and U.S. GAAP, adapting reporting to multiple jurisdictions.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

-	Implement robust financial systems and processes for revenue recognition, cost controls, and forecasting.

-	Ensure accurate, timely, and insightful reporting to stakeholders.

-	Oversee Financial operations with the support of VP Finance (based in France): accounting & tax, FP&A, controlling

-	Oversee grants, Sales Admin, and Treasury

-	Oversee the legal function, ensuring strong governance, compliance, and intellectual property protection.

-	Ensure readiness for public company legal and regulatory requirements.

Risk, Compliance, and International Operations

●	Oversee enterprise risk management, treasury, and tax strategy across Europe and the U.S.

●	Ensure strong internal controls and audit readiness.

●	Anticipate regulatory and geopolitical risks in European and U.S. operations, ensuring compliance and resilience.

●	Manage enterprise risk, tax strategy, and compliance across multiple jurisdictions.

●	Build internal controls to safeguard company assets and ensure audit readiness.

●	Partner with legal and compliance teams to address evolving regulatory environments.

This list is not exhaustive.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649

APPENDIX B

Industry

●	Research, design, manufacture, marketing, distribution, development, operation, and maintenance of software, systems, components, solutions, and computer hardware and simulators, the creation of prototypes and products or technological or innovative components related to the use of laser-manipulated neutral atoms, incorporating the application and commercialization of research, patents, and know-how related to these concepts and technologies;

●	Consulting in the fields of quantum computing, quantum information sciences, and lasers;

●	Engineering, research, and consulting services in quantum computing, quantum simulation, and new quantum information technologies, consulting and assistance in this field;

●	Research and development in all of the aforementioned fields.

PASQAL HOLDING – 24 Emile Baudot Street, 91120 PALAISEAU – France

SAS with capital of €1.00 - SIREN 101 390 649 - RCS Évry – VAT FR7801101390649